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Exhibit 5.01

[Fenwick & West LLP Letterhead]

May 8, 2002

Adaptec, Inc.
691 S. Milpitas Blvd.
Milpitas, CA 95035

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") filed by Adaptec, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about April 12, 2002, as subsequently amended, in connection with the registration under the Securities Act of 1933, as amended, of the re-offer and resale by Deutsche Bank Securities Inc. ("Deutsche Bank") of an aggregate of 150,000 shares of the Company's Common Stock (the "Stock"), all of which shares are issuable upon exercise of an outstanding warrant to purchase shares of the Stock held by Deutsche Bank (the "Warrant").

        In rendering this opinion, we have examined:

  (1)
  the Company's Certificate of Incorporation, filed with the Delaware Secretary of State on November 19, 1997, certified by the Delaware Secretary of State on March 1, 2002;

  (2)
  the Company's Bylaws, certified by the Company's Assistant Secretary on March 5, 2002;

  (3)
  the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference, including the Warrant;

  (4)
  the prospectus (the "Prospectus") prepared in connection with the Registration Statement;

  (5)
  the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books;

  (6)
  a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof and a report from the Company and dated as of the date hereof verifying the number of the Company's issued and outstanding options and warrants, and of any rights to purchase the Company's capital stock; and

  (7)
  a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the "Management Certificate").

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same (except with respect to due authorization, execution and delivery of the Warrant by the Company), the lack of any undisclosed termination, modification, waiver or amendment to any document we have reviewed and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof (except with respect to due authorization, execution and delivery of the Warrant by the Company). We have also assumed that the certificates representing the Stock will be when issued, properly signed by authorized officers of the Company or their agents.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

        Based upon the foregoing, it is our opinion that the 150,000 shares of Stock to be sold by Deutsche Bank, when issued, sold and delivered by the Company in the manner and for the consideration stated in the Warrant, Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments or supplements thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,
/s/ Fenwick & West LLP
FENWICK & WEST LLP

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  Exhibit 5.01